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As filed with the Securities and Exchange Commission on March 18, 2004

Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TRAFFIX, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization))	22-3322277 (I.R.S. Employer Identification No.)

ONE BLUE HILL PLAZA, PEARL RIVER, NEW YORK 10965 (845) 620-1212

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jeffrey L. Schwartz
Chairman
Traffix, Inc.
One Blue Hill Plaza
Pearl River, NY 10965
(845) 620-1212
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Saul Kaszovitz, Esq.
Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP
750 Lexington Avenue, New York, New York 10022-1200
(212) 888-8200
Fax: (212) 888-7776

        Approximate date of commencement of proposed sale to the public: Not applicable.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Common Stock, par value $.001 per share	39,174 Shares	$5.29(2)	$207,231	$26.26

(1)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).

(2)
Represents the average of the high and low sales prices of the Common Stock for March 15, 2004 as reported by the Nasdaq National Market.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION — March 18, 2004

PROSPECTUS

39,174 SHARES
TRAFFIX, INC.
COMMON STOCK

        This Prospectus relates to 39,174 shares of common stock of our company, Traffix, Inc., a Delaware corporation. The shares may be sold from time to time by the holder(s) thereof in the open market or in negotiated transactions. No shares will be sold by or for our account and we will not receive any proceeds from the sale of the shares. We will bear all costs associated with the offering and sale of the shares, other than any underwriting discounts, agency fees, brokerage commissions or similar costs applicable to the sale of any shares. These costs will be borne by the holder(s) of the shares sold hereunder. Our common stock is traded on the Nasdaq National Market under the symbol TRFX. On March 3, 2004, the last reported sale price of our common stock was $5.33.

        SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                 , 2004.

        In this prospectus, "Traffix", the "Company", "we", "us" and "our" refer to Traffix, Inc. and, where the context requires (such as when we discuss our business, operations, properties or products), our subsidiaries.

PROSPECTUS SUMMARY

        All of the information in this summary is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus, including information under "Risk Factors", beginning on page 6.

Traffix, Inc.

Overview

        We are a leading on-line database marketing company that uses our on-line media network to generate leads, customers and sales for our proprietary product and service offers, and our corporate client's product and service offers. We provide complete end-to-end marketing solutions for companies seeking to increase sales and customers through on-line marketing programs, and database development and enhancement programs. The services we offer include the development of a complete creative promotion to be used to market the client's product to consumers, broadcasting a promotion on-line in order to generate new customers for the client, delivery of data files from the results of campaigns, creating and hosting the customized websites or web pages necessary to effect the consumer transaction that drives the client's sales and generating comprehensive reporting in order for the client to analyze the effectiveness of a promotion. We use our websites, interactive games, email marketing and database of permission-based, profiled records (and the on-line media of third parties) to generate the customers, sales and leads for our clients, as well as our own product and service offers. We are paid by our clients primarily on a success-based model, in that we receive a fee for every lead, customer or sale generated for the client. In addition to our third party client-based revenue, we generate revenue from our own products and services, such as retail gift items. In Fiscal 2003, our own products and services were expanded, and include Internet based services (LEC Billed Products) and iMatchUp.com (E-Commerce), our on-line dating service. Such products and services did not contribute to Fiscal 2002 revenue. We also generate revenues from the sales and rentals (for use both on-line and off-line) of our proprietary, profiled databases.

Background

        From our inception in 1993 (under the name "Quintel Entertainment, Inc.") through 1999, we generated the bulk of our revenue from database marketing using the traditional media of television, postal mail and telemarketing. In 2000, we repositioned our database marketing business to the on-line media of the Web. Applying the direct marketing disciplines honed from our years of operating in the "off-line" media, we believe we are able to provide enhanced response-based results in a more cost-efficient and scaleable manner via on-line marketing. In addition, as a result of our direct marketing background, we believe we are able to design on-line marketing programs to cost-effectively generate traffic and leads for traditional direct marketing media channels, such as inbound and outbound telemarketing and direct mail.

The Company

        We were formed in 1993 under the corporate laws of the State of Delaware. Our address is One Blue Hill Plaza, fifth Floor, Pearl River, NY 10965. Our telephone number is (845) 620-1212, and our website address is www.traffixinc.com.

The Offering

        On December 6, 2001, we, through our wholly-owned subsidiary, consummated the acquisition (the "Acquisition") of all of the assets of Infiknowledge.com Canada, Inc., a corporation organized under the laws of Canada, which has since changed its name to 514689 N.B. Inc. ("Infiknowledge"), in accordance with the terms of an Acquisition Agreement dated as of November 30, 2001 (the "Agreement"). As consideration for the Acquisition, we agreed to (i) pay to Infiknowledge $462,500 in cash (the "Cash Consideration") and (ii) issue to Infiknowledge 117,522 shares of our common stock (the "Share Consideration"). $262,500 of the Cash Consideration was paid at the closing of the Acquisition (the "Closing") and $200,000 was paid on the first anniversary of the Closing (the "Cash Balance"). One third of the Share Consideration, or 39,174 shares, was issued to Infiknowledge at the Closing and on each of the first and second anniversaries of the Closing. The 39,174 shares issued on the second anniversary of the Closing are being offered for sale hereunder by Infiknowledge.

Securities offered	39,174 shares of common stock
Sellers	The shares are being offered by our shareholders and not by us.
Offering prices	Prices then available on the Nasdaq National Market or in individually negotiated transactions.
Common stock to be outstanding after the offering(1)	12,974,868 shares
Use of proceeds	We will not receive any proceeds from the sale of the shares.
Risk factors	An investment in the shares involves a high degree of risk. See "Risk Factors."
Nasdaq National System trading symbol	"TRFX"

(1)
Does not include 5,350,000 shares reserved by us for issuance upon exercise of all stock options included in our 1995 Employee Stock Option Plan and our 1996 Stock Option Plan, as amended and restated, of which options to purchase 2,668,640 shares at prices ranging from $1.50 to $15.56 and expiring at various times from December 11, 2004 to December 31, 2013 have already been granted by us.

RISK FACTORS

        The purchase of the shares involves a high degree of risk, including, but not necessarily limited to, the risks described below. Before purchasing the shares, you should consider carefully the general investment risks enumerated elsewhere in this prospectus and the following risk factors, as well as the other information contained in this prospectus.

WE MAY NOT CONTINUE TO PAY DIVIDENDS ON OUR EQUITY SECURITIES.

        We have paid a dividend of $0.08 per share of our common stock in each of the fiscal quarters ended May 31, August 31, and November 30, 2003. The declaration of each of such dividends was approved by our Board of Directors upon the conclusion of each quarter. We can give you no assurances that our Board will declare any dividends in future fiscal periods. Any further declarations will depend upon our performance, the level of our then current and retained earnings and other pertinent factors relating to our financial position. You should not rely on any prior approvals of our Board as an indicator of its intent to approve the declaration of any dividends in the future.

ADVERTISERS MAY BE RELUCTANT TO DEVOTE A PORTION OF THEIR BUDGETS TO INTERNET ADVERTISING AND DIGITAL MARKETING SOLUTIONS.

        Companies doing business on the Internet must compete with traditional advertising media, including television, radio, cable and print, for a share of advertisers' total marketing budgets. Potential customers may be reluctant to devote a significant portion of their marketing budget to Internet advertising or digital marketing if they perceive the Internet to be a limited or ineffective marketing medium. Any shift in marketing budgets away from Internet advertising spending or digital marketing solutions could materially and adversely affect our business, results of operations and financial condition.

WE MAY NOT BE ABLE TO COMPLY WITH THE ADOPTION OF NEWLY CREATED LAWS AND GOVERNMENTAL REGULATION OF THE INTERNET INDUSTRY AND NEW RESTRICTIONS FOR INTERNET USE MAY INCREASE OUR COST OF DOING BUSINESS.

        Federal legislation was signed into law, effective January 1, 2004, pre-empting all existing and pending state e-mail marketing legislation. The CAN-SPAM Act of 2003 requires that certain "opt-out" procedures including, but not limited to, a functioning return e-mail address (and a time limit of ten (10) days to comply with all opt-out requests sent by consumers), be included in commercial e-mail marketing. The CAN-SPAM Act prohibits the sending of e-mail containing false, deceptive or misleading subject lines, routing information, headers and/or return address information. The CAN-SPAM Act does not permit consumers to file suit against e-mail marketers for violation of such Act. The Federal Trade Commission ("FTC") is empowered by the CAN-SPAM Act to enact regulations, within the next four (4) to twenty-four (24) months, that would implement certain provisions of the CAN-SPAM Act such as standardized subject line labeling, a "bounty" system to compensate consumers for being the first to report a spammer and a potential "do-not-spam registry." If the regulations promulgated by the FTC specifically limit our ability to market our offers, we could potentially realize a material adverse impact in future fiscal period net revenue growth, and, therefore, profitability and cash flows could be adversely affected.

DEMAND FOR OUR SERVICES MAY DECLINE DUE TO THE PROLIFERATION OF "SPAM" AND SOFTWARE DESIGNED TO PREVENT ITS DELIVERY.

        Our business may be adversely affected by the proliferation of "spam" and other unwanted Internet solicitations. In response to such proliferation, Internet Service Providers ("ISP's") have been adopting technologies, and individual computer users are installing software on their computers, that are designed to prevent the delivery of certain Internet advertising, including legitimate solicitations such as those delivered by us. We cannot assure you that the number of ISP's and individual computer users who employ these or other similar technologies and software will not increase, thereby diminishing the efficacy of our services. In the case that one or more of these technologies are widely adopted or the software widely utilized, demand for our services would decline.

OUR SUCCESS IS DEPENDENT ON THE SUCCESS OF THE DIRECT MARKETING INDUSTRY.

        The future success of our operations is dependent in large part on the continued demand for our services from the direct marketing industry. A significant downturn in the direct marketing industry could have a material adverse effect on our business, financial condition and results of operations. In addition, the effectiveness of the direct marketing we provide may decrease as a result of consumer saturation and increased consumer resistance.

WE ARE STRONGLY DEPENDENT ON THE CONTINUED GROWTH OF THE ELECTRONIC COMMERCE INDUSTRY AND OUR BUSINESS WOULD BE ADVERSELY AFFECTED SHOULD THE INTERNET IN GENERAL FAIL TO BECOME A VIABLE COMMERCIAL MARKETPLACE.

        Our long-term viability is strongly dependent upon the widespread consumer acceptance and use of the Internet as a medium of commerce, in particular a medium for the buying and selling of products and services. Use of the Internet as a means to market products and services is at a relatively early stage of development, and its potential for growth and stability is uncertain. We cannot predict the extent to which consumers will be willing to shift their purchasing and selling habits from traditional means of commerce to online providers. In addition, the Internet in general may not become a viable commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure, delayed development of enabling technologies and inadequate performance improvements. The Internet's viability as a commercial marketplace could also be adversely affected by increases in government regulation. Changes in or insufficient availability of telecommunications services to support the Internet also could result in slower response times and as a result adversely affect usage of the Internet in general. Adverse publicity and consumer concern about the privacy of users of the Internet may inhibit the growth of all types of commerce on the Internet. If the use of the Internet does not continue to grow or grows more slowly than expected, or if the infrastructure for the Internet does not effectively support the growth that may occur, our business operations would be materially adversely affected.

WE MAY BE UNABLE TO KEEP UP WITH THE RAPID TECHNOLOGICAL CHANGES THAT MAY OCCUR IN THE INTERNET AND E-COMMERCE ARENAS WHICH WOULD ADVERSELY AFFECT OUR BUSINESS OPERATIONS.

        To remain competitive, we must enhance and continually improve the responsiveness, functionality and features of our services. The Internet and the online commerce industry are characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions embodying new technologies, and the emergence of new industry standards and practices that could render existing technology and systems obsolete at any time. Our success will depend, in part, on our ability to license leading technologies that address the increasingly sophisticated and varied needs of prospective consumers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development of a website and other proprietary technology entails significant technical and business risks. There can be no assurance that we will use new technologies effectively or adapt existing websites and operational systems to customer requirements or emerging industry standards. If we are unable, for technical, legal, financial or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, our business, prospects, financial condition and results of operations would be materially adversely affected.

WE DEPEND ON THIRD-PARTY INTERNET AND TELECOMMUNICATIONS PROVIDERS, OVER WHOM WE HAVE NO CONTROL, TO OPERATE OUR SERVICES. INTERRUPTIONS IN THESE SERVICES CAUSED BY ONE OF THE PROVIDERS COULD HAVE AN ADVERSE EFFECT ON REVENUE AND SECURING ALTERNATE SOURCES OF THESE SERVICES COULD SIGNIFICANTLY INCREASE EXPENSES.

        We depend heavily on several third-party providers of Internet and related telecommunication services, including hosting and co-location facilities, in operating our services. These companies may not continue to provide services to us without disruptions in service, at the current cost or at all. The costs associated with any transition to a new service provider would be substantial, requiring the reengineering of computer systems and telecommunications infrastructure to accommodate a new service provider. This process would be both expensive and time-consuming. In addition, failure of the Internet and related telecommunications providers to provide the data communications capacity in the time frame required by us could cause interruptions in the services we provide. Unanticipated problems affecting our computer and telecommunications systems in the future could cause interruptions in the delivery of services, causing a loss of revenue and potential loss of customers.

CUSTOMERS MAY REFUSE TO PAY OUR FEES FOR SERVICES RENDERED, AS BILLED BY THE LOCAL EXCHANGE CARRIERS.

        In 2003, we introduced TXNet ISP and WorldWebAccess, products that are billed to consumers directly on their telephone bills through their Local Exchange Carriers, or LEC's. Regulation in the United States provides that a consumer's telephone service may not be discontinued for failure to pay for products such as our LEC billed products. In the event of nonpayment by consumers or the provision of refunds or credits by the LEC's, we will suffer a reduction to our anticipated revenues. We maintain a reserve for consumer chargebacks for just such scenarios, and the reserve is estimated based on the amount of our historical chargebacks, which includes refunds, credits and uncollectible charges. We cannot assure you, however, that our reserves will be adequate to cover actual chargebacks.

WE FACE INTENSE COMPETITION IN THE MARKETING OF PRODUCTS AND SERVICES.

        We face intense competition in the direct marketing of products and services. Many of our competitors are well established, have reputations for success in the development and marketing of services and have significant financial, marketing, distribution, personnel and other resources. These financial and other capabilities permit such companies to implement extensive advertising and promotional campaigns, both generally and in response to efforts by additional competitors to enter into new markets and introduce new services.

OUR SUCCESS DEPENDS ON OUR ABILITY TO CONTINUE FORMING RELATIONSHIPS WITH OTHER INTERNET AND INTERACTIVE MEDIA CONTENT AND PRODUCT PROVIDERS.

        The Internet includes an ever-increasing number of businesses that offer and market consumer products and services. These entities offer advertising space on their websites, as well as profit sharing arrangements for joint effort marketing programs. We expect that with the increasing number of entrants into the Internet commerce arena, advertising costs and joint effort marketing programs will become extremely competitive. This competitive environment might prevent us from executing profit generating advertising and joint effort marketing programs in the future. This competitive environment may also prevent us from providing entertaining content and product and service providers from marketing their products and services through our websites. If we fail to continue establishing new, and maintain existing, profitable advertising and joint marketing arrangements, we may suffer substantial adverse consequences to our financial condition and results of operations.

THE OUTCOME OF LITIGATION IN WHICH WE HAVE BEEN NAMED AS A DEFENDANT IS UNPREDICTABLE AND A MATERIALLY ADVERSE DECISION IN ANY SUCH MATTER COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR FINANCIAL POSITION AND RESULTS OF OPERATIONS.

        We are defendants in litigation matters, as described under "Legal Proceedings" in our periodic reports filed pursuant to the Securities Exchange Act of 1934. These claims may divert financial and management resources that would otherwise be used to benefit our operations. Although we believe that we have meritorious defenses to the claims made in each and all of the litigation matters to which we have been named a party, and intend to contest each lawsuit vigorously, no assurances can be given that the results of these matters will be favorable to us. A materially adverse resolution of any of these lawsuits could have a material adverse affect on our financial position and results of operations.

WE ARE DEPENDENT ON OUR KEY PERSONNEL FOR MANAGING OUR BUSINESS AFFAIRS. THE LOSS OF THEIR SERVICES COULD MATERIALLY AND ADVERSELY AFFECT THE CONDUCT OF OUR BUSINESS.

        We are and will be highly dependent upon the efforts of the members of our management team, particularly those of our Chief Executive Officer, Jeffrey L. Schwartz, and our President, Andrew Stollman. The loss of the services of Messrs. Schwartz or Stollman may impede the execution of our business strategy and the achievement of our business objectives. We can give you no assurance that we will be able to attract and retain the qualified personnel necessary for the development of our business. Our failure to recruit key personnel or our failure to adequately train, motivate and supervise our existing or future personnel will adversely affect our operations.

OUR BUSINESS PLAN IS SUBJECT TO CHANGE AND ANY EXPECTATIONS WE AND YOU MAY HAVE FOR ITS SUCCESSFUL IMPLEMENTATION MAY BE DISAPPOINTED.

        Our business plan and strategy may quickly change based upon facts or circumstances currently unforeseen by us. Due to the ever changing nature of the e-commerce industry and the Internet, we, based upon these unforeseen facts or circumstances, may change our business plan at the discretion of our Management and Board of Directors with results, adverse or otherwise, that we cannot now foresee.

THE CONCENTRATION OF OWNERSHIP OF OUR COMMON STOCK WILL DISCOURAGE PURCHASES OF OUR COMMON STOCK BY PERSONS WHO MIGHT OTHERWISE SEEK TO GAIN CONTROL OF TRAFFIX.

        Our executive officers and directors beneficially own 2,749,097 shares of our outstanding common stock representing approximately 22% of the total of our outstanding shares before the exercise of any outstanding warrants and options. Accordingly, such persons will be able to exercise substantial control in the election of our directors, increases in our authorized capital, our dissolution or merger, or sale of our assets, and otherwise influence the control of our affairs. As a result, potential purchasers may not seek to acquire control of our company through the purchase of common stock which may tend to reduce the market price of our common stock. In addition, we are subject to provisions of the General Corporation Law of the State of Delaware respecting business combinations which could, under certain circumstances, also hinder or delay a change in control.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When we use words like "intend," "anticipate," "believe," "estimate," "plan" or "expect," we are making forward-looking statements. We believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to us on the date of this prospectus, but we cannot assure you that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. We have disclosed certain important factors that could cause our actual results to differ materially from our current expectations under "Risk Factors" elsewhere in this prospectus. You should understand that forward-looking statements made in connection with this offering are necessarily qualified by these factors. We are not undertaking to publicly update or revise any forward-looking statement if we obtain new information or upon the occurrence of future events or otherwise.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of any shares.

SELLING SECURITY HOLDERS

        The following table sets forth certain information regarding beneficial ownership of our common stock as of March 3, 2004 by the selling security holder. We believe that the selling security holder has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by it.

Name of Beneficial Owner	Nature of Beneficial Ownership*		Amount and Shares Registered For Sale	Beneficially Owned After Sale*
514689 N.B. Inc.	39,174	(1)	39,174	-0-

*
The number of shares of common stock beneficially owned by a person or entity is determined under rules promulgated by the United States Securities and Exchange Commission. Under such rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power. Included among the shares owned by such person or entity are any shares which such person or entity has the right to acquire within 60 days after March 3, 2004. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. Except for information in our records and reports filed by a selling shareholder with us, if any, we have no knowledge of whether such selling shareholder owns any other shares of our common stock or options or warrants to purchase shares of our common stock. We believe that the selling security holder listed above will not own 1% or more of our outstanding shares if it sells all of the shares registered for sale hereby.

(1)
Does not include (i) 66,666 aggregate shares underlying options held by George Donovan and Andrew Sturgeon, the sole shareholders and officers of the selling security holder, issued pursuant to employment agreements between each of Messrs. Donovan and Sturgeon and our wholly-owned subsidiary (the "Subsidiary"); and (ii) 50,000 aggregate shares underlying options to be issued to Messrs. Donovan and Sturgeon under such employment agreements. See "—Employment Agreements", below. Also does not include 75,000 shares underlying options held by Mr. Sturgeon, issued in consideration for services rendered, and 33,334 aggregate shares held by Messrs. Sturgeon and Donovan, acquired upon their exercise of options.

  Employment Agreements

        Simultaneously with the Closing, each of Andrew Sturgeon and George Donovan, the sole shareholders and officers of Infiknowledge, entered into employment agreements with the Subsidiary, pursuant to which Mr. Sturgeon serves as its President and Chief Technology Officer and Mr. Donovan serves as its Vice President for Business Development. These agreements each expire on December 5, 2006 (unless terminated earlier in accordance with their terms).

        In consideration for the services to be performed by Mr. Sturgeon, he (i) received a base salary of One Hundred Seventy Five Thousand Canadian Dollars (CN$175,000) per annum during the first year of the term, with the base salary increasing by 10% on each anniversary of the date of the employment agreement (presently CN$211,750 per annum); (ii) was granted the right to participate with certain key employees of the Subsidiary and Traffix in an annual bonus pool equal to 5% of the Subsidiary's Net Income (as defined in Mr. Sturgeon's employment agreement); (iii) was issued options to purchase 25,000 shares of our common stock on each of December 6, 2002 and 2003 (50,000 shares in the aggregate) pursuant to the terms of our 1996 Stock Option Plan, as amended and restated; and (iv) is entitled to be issued options to purchase 25,000 shares of our common stock on December 6, 2004 pursuant to the terms of our 1996 Stock Option Plan, as amended and restated.

        In consideration for the services to be performed by Mr. Donovan, he (i) received a base salary of One Hundred Twenty Five Thousand Canadian Dollars (CN$125,000) per annum during the first year of the term, with the base salary increasing by 10% on each anniversary of the date of the employment agreement (presently CN$151,250 per annum); (ii) received approximately $14,600 in 2003 as a bonus equal to 4% of the operating revenue of the Subsidiary actually collected on a cash basis; (iii) was granted the right to participate with certain key employees of the Subsidiary and Traffix in an annual bonus pool equal to 5% of the Subsidiary's Net Income (as defined in Mr. Donovan's employment agreement); (iv) was issued options to purchase 25,000 shares of our common stock on each of December 6, 2002 and 2003 (50,000 shares in the aggregate) pursuant to the terms of our 1996 Stock Option Plan, as amended and restated; and (v) is entitled to be issued options to purchase 25,000 shares of our common stock on December 6, 2004 pursuant to the terms of our 1996 Stock Option Plan, as amended and restated.

        In the event the employment of Mr. Sturgeon or Mr. Donovan, as the case may be, is terminated by the Subsidiary other than (i) for Cause or (ii) as a result of the employee's Permanent Disability, or by the employee for Good Reason (as such terms are defined in the employment agreements), Messrs. Sturgeon and/or Donovan, as the case may be, will be entitled to receive certain "golden parachute" benefits, all as more fully described in the employment agreements.

PLAN OF DISTRIBUTION

        We are registering 39,174 shares of our common stock covered by this prospectus on behalf of the selling shareholder. We will pay the costs and fees of registering our common stock, but the selling shareholder will pay any brokerage commissions, discounts or other expenses relating to its sale of common stock.

        The selling shareholder may, from time to time, sell all or a portion of its shares of our common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

        In effecting sales, brokers and dealers engaged by the selling shareholder may arrange for other brokers or dealers to participate. Brokers and dealers may receive commissions, discounts or concessions for their services from the selling shareholder or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. These commissions or discounts are not expected to exceed those customary in the types of transactions involved.

        The selling shareholder and any broker-dealer or agent involved in the sale or resale of the common stock may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the "Securities Act"), and a portion of any proceeds of sale and the broker-dealers' or agents' commissions, discounts, or concessions may be deemed to be underwriters' compensation under the Securities Act.

        In addition to selling its common stock under this prospectus, the selling shareholder may transfer its common stock in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; and the sale of such shares may be made by such transferees in the public securities markets by delivery of this prospectus to the buyers in such transactions.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following documents filed by us with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this prospectus. Our Commission file number to be used to locate these documents is 0-27046.

  (a)
  Our Annual Report on Form 10-K for the year ended November 30, 2003; and

  (b)
  The description of our common stock set forth in our registration statement on Form 8-A filed October 23, 1995, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the termination of this offering, shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

LEGAL MATTERS

        The legality of the common stock included in this prospectus has been passed upon for us by Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine, LLP, New York, New York. Murray L. Skala, a

member of such firm, is a member of our Board of Directors, an owner of 4,000 shares of our common stock and the holder of options to purchase an aggregate of 163,750 shares of common stock.

EXPERTS

        The financial statements of the Company, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended November 30, 2003, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Our certificate of incorporation provides that the personal liability of the directors of our Company shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"). Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to us or our stockholders for monetary damages for breach of fiduciary duty as a director, provided that the Certificate of Incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to us or our stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate our rights and the rights of our stockholders (through stockholders' derivative suits on our behalf) to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect our ability or the ability of our stockholders to seek non monetary remedies, such as an injunction or rescission, against a director for breach of her or his fiduciary duty.

        In addition, the certificate of incorporation provides that we shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom we may indemnify pursuant to Section 145 of the DGCL. Section 145 of the DGCL permits a company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Exchange Act. In accordance with the Exchange Act, we have and will continue to file reports, proxy statements and other information with the Commission. Reports and other information filed by us may be inspected and copied at the public reference facilities of the Commission in Washington, D.C. Copies of such materials can be obtained from the Public Reference Room of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a web site at

http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Our common stock is listed on the Nasdaq National Market and reports and information concerning us can also be inspected through such exchange. We intend to furnish our shareholders with annual reports containing audited financial statements and such other periodic reports as we deem appropriate or as may be required by law.

        We will provide without charge to each person who receives this prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference. Such requests should be directed by mail to Mr. Daniel Harvey, Chief Financial Officer, Traffix, Inc., One Blue Hill Plaza, Pearl River, New York 10956, or by telephone at (845) 620-1212.

        We have filed with the Commission a registration statement on Form S-3 and all schedules and exhibits thereto under the Securities Act with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and this offering, reference is made to such registration statement, including the exhibits filed therewith, which may be inspected without charge at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the registration statement may be obtained from the Commission at its principal office upon payment of prescribed fees. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, where the contract or other document has been filed as an exhibit to the registration statement, each such statement is qualified in all respects by reference to the applicable document filed with the Commission.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        It is expected that the following expenses will be incurred in connection with the issuance and distribution of the Common Stock being registered. All such expenses are being paid by the Company.

SEC Registration fee	$26.26
*Printing and Edgarization	3,000.00
*Accountants' fees and expenses	7,500.00
*Attorneys' fees and expenses	5,000.00
*Miscellaneous	1,473.74

*Total	$17,000.00

*
Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company's certificate of incorporation provides that the personal liability of the directors of the Company shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"). Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the Certificate of Incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect the ability of the Company or its stockholders to seek non monetary remedies, such as an injunction or rescission, against a director for breach of her or his fiduciary duty.

        In addition, the certificate of incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom it may indemnify pursuant to Section 145 of the DGCL. Section 145 of the DGCL permits a company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS

Exhibit Number	Description
4.1	Form of certificate evidencing shares of common stock(1)
5.1	Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP, counsel for the Registrant*
23.1	Consent of PricewaterhouseCoopers LLP*
23.2	Consent of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP (included in Exhibit 5.1)*
24.1	Power of Attorney*

*
Filed herewith.

(1)
Filed as an exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-1, filed with the Commission on November 14, 1995, and incorporated herein by reference.

ITEM 17. UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          2. That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          4. That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          5. That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          6. That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

          7. That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pearl River, State of New York, on March 18, 2004.

TRAFFIX, INC.
By:	/s/ JEFFREY L. SCHWARTZ Jeffrey L. Schwartz Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JEFFREY L. SCHWARTZ Jeffrey L. Schwartz	Chairman and Chief Executive Officer (Principal Executive Officer)	March 18, 2004
/s/ DANIEL HARVEY Daniel Harvey	Chief Financial Officer (Principal Financial and Accounting Officer)	March 18, 2004
/s/ ANDREW STOLLMAN Andrew Stollman	President, Secretary and Director	March 18, 2004
/s/ MURRAY L. SKALA Murray L. Skala	Director	March 18, 2004
/s/ EDWIN A. LEVY Edwin A. Levy	Director	March 18, 2004
/s/ LAWRENCE BURSTEIN Lawrence Burstein	Director	March 18, 2004
/s/ MARK GUTTERMAN Mark Gutterman	Director	March 18, 2004

Exhibit Index

Exhibit Number	Description
4.1	Form of certificate evidencing shares of common stock(1)
5.1	Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP, counsel for the Registrant*
23.1	Consent of PricewaterhouseCoopers LLP*
23.2	Consent of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP (included in Exhibit 5.1)*
24.1	Power of Attorney*

*
Filed herewith.

(1)
Filed as an exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-1, filed with the Commission on November 14, 1995, and incorporated herein by reference.

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TABLE OF CONTENTS
PROSPECTUS SUMMARY
RISK FACTORS
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SELLING SECURITY HOLDERS
PLAN OF DISTRIBUTION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
LEGAL MATTERS
EXPERTS
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
WHERE YOU CAN FIND MORE INFORMATION
PART II—INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
Exhibit Index